UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 20, 2003
Date of Report (Date of earliest event reported)

Commission File Number 000-31529

ADVANCED SWITCHING COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	54-1865834
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

21351 Ridgetop Circle, Suite 300
Dulles, VA 20166
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (703) 654-6015

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Item 5. Other Events.

On May 20, 2003, Advanced Switching Communications, Inc. announced that its Board of Directors has approved a cash distribution of $0.09 per share to holders of the Company's common stock. The distribution will be paid on June 2, 2003 to holders of record as of May 20, 2003. As of March 31, 2003, the Company had approximately $6.0 million in cash and cash equivalents. The Company expects to distribute approximately $3.9 million to shareholders, to use approximately $1.0 million to satisfy liabilities and ongoing costs of liquidation and to retain the balance as a reserve for contingent or unknown claims.

The Company also announced that its Board of Directors has approved the transfer of the Company's remaining assets to (and the assumption of its remaining liabilities by) the Advanced Switching Communications Liquidating Trust, in accordance with the Company's plan of complete liquidation and dissolution. Following the payment of the distribution and the transfer to the trust, the Company intends to file a Form 15 with the Securities and Exchange Commission to terminate the registration of the Company's common stock under the Securities Exchange Act of 1934.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1 Press Release, dated May 20, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVANCED SWITCHING COMMUNICATIONS, INC.

Dated: May 20, 2003

By: /s/ Kevin McClenahan
Kevin McClenahan
Secretary